EXHIBIT 3.1





                           CERTIFICATE OF AMENDMENT TO

                          CERTIFICATE OF INCORPORATION


                                       OF


                                      UICI



          UICI, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

          FIRST, the name of the Corporation is UICI.

          SECOND, the amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

          THIRD, the Certificate of Incorporation of the Corporation is hereby amended so that Article I shall read in its entirety as follows:

          The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                               HealthMarkets, Inc.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed by an authorized officer this 14th day of April, 2006.




                           By:  /S/ GLENN W. REED
                               ----------------------------------------------
                                 Glenn W. Reed
                                 Executive Vice President and General Counsel